UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2009

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle St. Suite 400 Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

At the close of business on July 2, 2009, The PrivateBank and Trust Company (“The PrivateBank”), a wholly owned subsidiary of PrivateBancorp, Inc. (the “Company”), acquired all of the deposits of Worth, Illinois-based Founders Bank in a loss-share transaction facilitated by the Federal Deposit Insurance Corporation (the “FDIC”).  In addition to assuming all of the deposits of Founders Bank, The PrivateBank agreed to purchase approximately $906 million in assets at a discount of $54.5 million.  The FDIC and The PrivateBank entered into a loss-share transaction providing The PrivateBank with substantial protection from the FDIC for loan losses.  A copy of the press release issued by the Company announcing the transaction is attached to this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated July 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2009	PRIVATEBANCORP, INC. By: /s/Christopher J. Zinski_________________ Christopher J. Zinski General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 2, 2009.